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Exhibit 5.1

[OCCIDENTAL LETTERHEAD]

August 15, 2011

Occidental Petroleum Corporation
10889 Wilshire Boulevard
Los Angeles, California 90024

  Re:
  Registration Statement on Form S-3 of
   Occidental Petroleum Corporation

Ladies and Gentlemen:

        I am Associate General Counsel of Occidental Petroleum Corporation, a Delaware corporation ("Occidental"), and am rendering this opinion in connection with the preparation of the above- referenced Registration Statement on Form S-3 (the "Registration Statement"), which was filed by Occidental on August 15, 2011 with the Securities and Exchange Commission (the "Commission"). The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of Occidental's senior unsecured debt securities (the "Senior Debt Securities"), which may be issued pursuant to an indenture (the "Senior Indenture"), proposed to be entered into, between Occidental and The Bank of New York Mellon Trust Company, N.A., a national banking association, as trustee, the form of which is filed as an exhibit to the Registration Statement. The Senior Debt Securities are being registered for offering and sale from time to time pursuant to Rule 415 under the Securities Act.

        This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

        In connection with this opinion, I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of such documents as I have deemed necessary or appropriate as a basis for the opinions set forth herein, including (i) the Registration Statement; (ii) the Restated Certificate of Incorporation and By-laws of Occidental, in each case, as amended to date (the "Certificate" and "Bylaws", respectively); (iii) the form of Senior Indenture; (iv) the form of underwriting agreement filed as an exhibit to the Registration Statement to be entered into by Occidental and one or more underwriters to be named in connection with any underwritten offering of the Senior Debt Securities; and (v) certain resolutions adopted by the Board of Directors of Occidental relating to the execution of the Senior Indenture, the issuance of the Senior Debt Securities, the filing of the Registration Statement and any amendments or supplements thereto and related matters (the "Board Resolutions").

        I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of Occidental and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of Occidental and others, and such other documents as I have deemed necessary or appropriate as a basis for the opinions set forth below.

        I am familiar with the proceedings taken and proposed to be taken by Occidental in connection with the authorization and issuance of the Senior Debt Securities and, for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed and that the terms of each issuance will otherwise be in compliance with law. In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures (other than signatures executing documents on behalf of Occidental), the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies, and the authenticity of the originals of such copies. In making my examination of executed documents, I have assumed that the parties thereto, other than Occidental, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which I have not independently established or verified, I have relied upon statements and representations of officers and other representatives of Occidental and others. Also, I have relied, as to certain legal matters, on advice of other lawyers employed by Occidental who are more familiar with such matters.

        I am a member of the California and New York Bars and for purposes of this opinion do not hold myself out as an expert on, nor do I express any opinion as to, the laws of any jurisdiction other than the laws of the State of New York, the Federal laws of the United States and the corporation laws of the State of Delaware. The Senior Debt Securities may be issued from time to time on a delayed or continuous basis and the opinions expressed herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect.

        Based upon and subject to the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that:

          With respect to any series of Senior Debt Securities, when (i) the Registration Statement becomes effective under the Securities Act; (ii) the appropriate officers of Occidental have taken all necessary action pursuant to the provisions of the Senior Indenture, to fix and approve the terms of the Senior Debt Securities, including the establishment of the form or forms of certificates representing the Senior Debt Securities pursuant to the provisions of the Senior Indenture; (iii) the Senior Debt Securities are duly executed and authenticated in accordance with the provisions of the Senior Indenture, and duly delivered to the purchasers thereof upon payment of the agreed upon consideration therefor; and (iv) if the Senior Debt Securities are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Senior Debt Securities has been duly authorized, executed and delivered by Occidental and the other parties thereto, then the Senior Debt Securities will be validly issued and binding obligations of Occidental, enforceable against Occidental in accordance with their terms, except: (x) as may be subject to or limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (b) the effect of general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law, (c) the applicability or effect of any fraudulent transfer, preference or similar law, (d) requirements that a claim with respect to any Senior Debt Securities authenticated and delivered under the Indenture denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, (e) governmental authority to limit, delay or prohibit the making of payments outside the United States or in a foreign currency, composite currency or currency unit, and (f) the effect of general rules of contract law that limit the enforceability of provisions requiring indemnification of a party for liability for its own action or inaction to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct; and (y) that the waiver contained in Section 515 of the Indenture may be deemed unenforceable.

        The opinions above with respect to the Senior Debt Securities are limited to the internal laws of the State of New York.

        I call to your attention that federal courts located in New York could decline to hear a case on grounds of forum non-conveniens or any doctrine limiting the availability of the federal courts in New York as a forum for the resolution of disputes not having a sufficient nexus to New York, and I express no opinion as to any waiver of rights to assert the applicability of the forum non-conveniens doctrine or any such other doctrine.

        My opinion above with respect to the enforceability of the choice of New York law and choice of New York forum provisions of the Senior Indenture and Senior Debt Securities is rendered in reliance upon the Act of July 19, 1984, ch. 421, 1984 McKinney's Sess. Laws of N.Y. 1406 (codified at N.Y. Gen. Oblig. Law Sections 5-1401, 5-1402 (McKinney 1989) and N.Y. CPLR 327(b) (McKinney (1990)) (the "Act") and is subject to the qualifications that such enforceability (i) may be limited by public policy considerations of any jurisdiction, other than the courts of the State of New York, in which enforcement of such provisions, or of a judgment upon an agreement containing such provisions, is sought, and (ii) as specified in the Act, does not apply to the extent provided to the contrary in subsection two of Section 1-105 of the New York Uniform Commercial Code.

        I hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. I also consent to the reference to me under the heading "Legal Opinions" in the Registration Statement. In giving this consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,
/s/ LINDA S. PETERSON

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  Exhibit 5.1